UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 28, 2008

Date of Report (Date of Earliest Event Reported)

FIRST COMMUNITY BANCORP

(Exact Name of Registrant as Specified in Charter)

CALIFORNIA	00-30747	33-0885320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 West “A” Street
San Diego, California 92101

(Address of Principal Executive Offices)(Zip Code)

(619) 233-5588

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                                 Other Events.

On March 28, 2008, First Community Bancorp and U.S. Bank, N.A. entered into Amendment No. 4 to the Amended and Restated Revolving Credit Agreement between First Community Bancorp and U.S. Bank, N.A., dated as of August 3, 2006 (the “Credit Agreement”).  The Credit Agreement was amended to (i) reduce the availability under the credit line from $70 million to $35 million; (ii) revise certain financial and capital ratio requirements; and (iii) obtain U.S. Bank’s consent to, and waiver of any prohibitions in the Credit Agreement related to, the proposed reincorporation of First Community in Delaware.  The foregoing description of the amendment is qualified in its entirety by reference to the complete amendment, which is attached as Exhibit 99.1 of this Form 8-K.

First Community has no balance outstanding under the Credit Agreement as of the date hereof and reduced its availability to avoid incurring additional fees on the unused portion of the credit line.

Item 9.01                                                 Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibit is being filed herewith:

99.1                           Amendment No. 4, dated March 28, 2008, to Amended and Restated Revolving Credit Agreement between First Community Bancorp and U.S.Bank, N.A, dated as of August 3, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY BANCORP

Date: April 1, 2008	By:	/s/ Jared M. Wolff
	Name:	Jared M. Wolff
		Title:	Executive Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Amendment No. 4, dated March 28, 2008, to Amended and Restated Revolving Credit Agreement between First Community Bancorp and U.S. Bank, N.A, dated as of August 3, 2006.